Exhibit 99.1
ACCELRYS ANNOUNCES SECOND QUARTER RESULTS
Non-GAAP Revenue up 13% to $41.6 million

San Diego, August 2, 2012 - Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended June 30, 2012, including a 13% year-over-year increase in Non-GAAP revenue. The Company's results demonstrate its continuing progress in executing on its strategy to help R&D organizations optimize their lab to market value chain. In addition, the Company enhanced its market leading position with a key product release, an important strategic partnership and a technology acquisition that aligns with the significant trend in the market to externalize scientific research.
Non-GAAP revenue for the quarter ended June 30, 2012 increased $4.9 million to $41.6 million from $36.7 million for the same quarter of the previous year, or an increase of 13%. Non-GAAP revenue for the six months ended June 30, 2012 increased $7.2 million to $83.3 million from $76.2 million for the same period of the previous year, or an increase of 9%.
Non-GAAP net income was $4.1 million, or $0.07 per diluted share, for the quarter ended June 30, 2012 compared to non-GAAP net income of $4.4 million, or $0.08 per diluted share, for the same quarter of the previous year. Non-GAAP net income was $8.7 million, or $0.15 per diluted share, for the six months ended June 30, 2012 compared to non-GAAP net income of $9.1 million, or $0.16 per diluted share, for the same period of the previous year.
GAAP revenue for the quarter ended June 30, 2012 increased $4.7 million to $38.4 million from $33.7 million for the same quarter of the previous year, or an increase of 14%. GAAP revenue for the six months ended June 30, 2012 increased $9.5 million to $77.8 million from $68.3 million for the same period of the previous year, or an increase of 14%.
GAAP net loss was $(0.5) million or $(0.01) per diluted share, for the current quarter compared to GAAP net loss of $(4.5) million, or $(0.08) per diluted share, for the same quarter of the previous year. GAAP net loss was $(2.8) million or $(0.05) per diluted share, for the six months ended June 30, 2012 compared to GAAP net loss of $(10.2) million, or $(0.18) per diluted share, for the same period of the previous year.
“I am pleased with our financial and operating results, as both non-GAAP revenue and operating income have again increased year-over-year, thereby continuing to demonstrate our delivery on our growth and profit objectives,” said Max Carnecchia, President and Chief Executive Officer of Accelrys.“These results reinforce our position as the leading provider of scientific innovation lifecycle management software.”

Recent Business Highlights:

•
Released Discovery Studio 3.5, delivering new science and simulation capabilities in the small-molecule design and fast-growing biotherapeutics domains. In addition, the solution takes advantage of the latest scientific capabilities accessible via the Accelrys Enterprise Platform, which is particularly important to information-driven R&D environments.

•
Signed a strategic partnership with Thomson Reuters, providing real-time access to curated life sciences content from Thompson Reuters' Cortellis® for Informatics via a Component Collection built on the Accelrys Enterprise Platform and allowing scientists in pharmaceutical and biotech organizations to gain access to expert content and analysis tools through a single, user-friendly source.

•	Announced the asset purchase of Cloud-based HEOS drug discovery information management technology from SCYNEXIS, completing the final phase of a strategic agreement that began in 2011.

•
Furthered traction within academia announcing two key agreements that support key research trends by completing a tailored academic license agreement with Gulf Coast Consortia for multi-center collaborative research and cloud-based data sharing leveraging multiple Accelrys solutions and signing a 16 university-wide trial of Contur ELN, the largest trial of academic electronic lab notebooks in the UK.

The GAAP results for the three and six months ended June 30, 2012 were impacted by the business combination accounting associated with the acquisitions of Contur Industry Holding AB and Contur Software AB (collectively, “Contur”) and VelQuest Corporation (“VelQuest”), both in 2011, and the merger with Symyx Technologies, Inc. (“Symyx”) in 2010, and by other nonrecurring items. GAAP revenue, GAAP operating loss, and GAAP net loss for the three and six months ended June 30, 2012 were affected by fair value adjustments to deferred revenue ($3.2 million and $5.5 million, respectively). GAAP operating loss for such three and six-month periods was additionally affected by stock-based compensation expense ($1.8 million and $3.6 million, respectively), business consolidation, transaction and restructuring recoveries of $35,000 and costs of $0.6 million, respectively and purchased intangible asset amortization ($4.2 million and $8.4 million, respectively), offset by an adjustment to include acquisition-related cost of revenue related to VelQuest non-GAAP revenue recognized during such periods ($0.5 million and $0.7 million, respectively). In addition to the aforementioned items, GAAP net loss for the same periods was also impacted by additional purchased intangible asset amortization ($0.4 million and $0.8 million, respectively) and fair value adjustments to deferred royalty income ($0.2 million and $0.4 million, respectively), offset by removing the impact ($0.3 million and $0.4 million, respectively) of the amortization of note receivable discount related to our promissory note receivable from Intermolecular, Inc. (“Intermolecular”) and the impact of our real estate related activities during the quarter ($2.1 million).
Calendar Year 2012 Outlook
For the year ending December 31, 2012, the Company expects non-GAAP revenue to be between $166 and $170 million, and non-GAAP diluted earnings per share to be between $0.32 and $0.34 per diluted share on fully diluted weighted average shares outstanding of 56 million and using an effective tax rate of 40%.
Non-GAAP Financial Measures:
This press release describes financial measures for revenue, operating income, net income, net income per diluted share and free cash flow that exclude deferred revenue fair value adjustments, acquisition-related cost of revenue, business consolidation, transaction and restructuring costs (recoveries), stock-based compensation expense, purchased intangible asset amortization, royalty income fair value adjustments, amortization of note receivable discount, gain on sale of real estate, write-off of lease related assets and income tax adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.
Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP revenue	$38,394	$33,726	$77,833	$68,326
Deferred revenue fair value adjustment[1]	3,158	2,968	5,515	7,839
Non-GAAP revenue	$41,552	$36,694	$83,348	$76,165

GAAP operating loss	(3,721)	(6,390)	(6,909)	(13,877)
Deferred revenue fair value adjustment[1]	3,158	2,968	5,515	7,839
Acquisition-related cost of revenue[2]	(482)	—	(705)	—
Business consolidation, transaction and restructuring costs (recoveries) [3]	(35)	2,323	604	3,968
Stock-based compensation expense[4]	1,848	1,404	3,639	2,684
Purchased intangible asset amortization[5]	4,192	4,431	8,368	8,862
Non-GAAP operating income	$4,960	$4,736	$10,512	$9,476

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Non-GAAP operating income	$4,960	$4,736	$10,512	$9,476
Depreciation expense	798	992	1,602	1,921
Cash received for interest and royalty income	1,881	2,680	5,171	5,342
Cash (paid) for income taxes, net of refunds received	(880)	(41)	(2,044)	1,550
Capital expenditures	(1,520)	(1,437)	(2,291)	(2,294)
Non-GAAP free cash flow	5,239	6,930	12,950	15,995

GAAP net loss	$(520)	$(4,520)	$(2,774)	$(10,234)
Deferred revenue fair value adjustment[1]	3,158	2,968	5,515	7,839
Acquisition-related cost of revenue[2]	(482)	—	(705)	—
Business consolidation, transaction and restructuring costs (recoveries) [3]	(35)	2,323	604	3,968
Stock-based compensation expense[4]	1,848	1,404	3,639	2,684
Purchased intangible asset amortization[5]	4,616	5,022	9,215	10,044
Royalty income fair value adjustment[6]	200	200	400	403
Amortization of note receivable discount[7]	(268)	—	(388)	—
Gain on sale of real estate[8]	(2,744)	—	(2,744)	—
Write-off of lease related assets[9]	670	—	670	—
Income tax[10]	(2,330)	(2,979)	(4,707)	(5,598)
Non-GAAP net income	$4,113	$4,418	$8,725	$9,106

GAAP diluted net loss per share	$(0.01)	$(0.08)	$(0.05)	$(0.18)
Deferred revenue fair value adjustment[1]	0.06	0.05	0.10	0.14
Acquisition-related cost of revenue[2]	(0.01)	—	(0.01)	—
Business consolidation, transaction and restructuring costs (recoveries)[3]	—	0.04	0.01	0.07
Stock-based compensation expense[4]	0.03	0.03	0.06	0.05
Purchased intangible asset amortization[5]	0.08	0.09	0.16	0.18
Royalty income fair value adjustment[6]	—	—	0.01	0.01
Amortization of note receivable discount[7]	—	—	(0.01)	—
Gain on sale of real estate[8]	(0.05)	—	(0.05)	—
Write-off of lease related assets[9]	0.01	—	0.01	—
Income tax[10]	(0.04)	(0.05)	(0.08)	(0.10)
Non-GAAP diluted net income per share[11]	$0.07	$0.08	$0.15	$0.16
Weighted average shares used to compute net income per share:
Basic	55,596	55,424	55,690	55,474
Diluted	56,456	56,050	56,484	56,269

1Deferred revenue fair value adjustment relates to our merger with Symyx and acquisitions of Contur and VelQuest, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.
2Acquisition-related cost of revenue relates to our acquisition of VelQuest, and adds back the impact of writing down the acquired deferred cost of revenue as required by purchase accounting guidance.
3Business consolidation, transaction and restructuring costs (recoveries) are included in the business consolidation, transaction and restructuring costs (recoveries) line in our consolidated statements of operations and consist of accounting, legal, and other fees incurred in connection with our acquisition activities, including our merger with Symyx and acquisitions of Contur and VelQuest, as well as integration costs incurred in connection with such transactions, including consultant and employee related costs incurred during integration and transition periods. Also included are contingent compensation costs relating to the Contur acquisition as well as lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.
4Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cost of revenue	$147	$53	$289	$137
Product development	374	234	756	467
Sales and marketing	665	465	1,254	885
General and administrative	648	557	1,335	1,143
Business consolidation, transaction and restructuring costs	14	95	5	52
Total stock-based compensation expense	$1,848	$1,404	$3,639	$2,684

5Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Amortization of completed technology	$2,074	$2,037	$4,155	$4,074
Purchased intangible asset amortization	2,118	2,394	4,213	4,788
Royalty and other income, net	424	591	847	1,182
Total purchased intangible amortization expense	$4,616	$5,022	$9,215	$10,044

6Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required by purchase accounting guidance.
7Amortization of note receivable discount adjusts the amortization of the discount on our promissory note receivable from Intermolecular in connection with the sale of intellectual property in November 2011.
8Gain on sale of real estate relates to the sale of real property, comprised of land and an office building located in Santa Clara, California, which we sold in June 2012. This property was acquired as a result of our merger with Symyx and was not was not utilized in our ongoing operations.
9Write-off of lease related assets relates to the write off in June 2012 of certain assets in connection with exiting the lease of a restructured facility.
10Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.
11Earnings per share amounts for the six months ended June 30, 2011 do not add due to rounding.

Conference Call Details:
At 5:00 p.m. ET, August 2, 2012, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 309-0459 (+ (937) 999-3232 outside the United States) and enter the access code, 14304981, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.
A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (855) 859-2056 (+1 (404) 537-3406 outside the United States) and entering access code, 14304981, beginning 8:00 p.m. ET on August 2, 2012 through 11:59 p.m. ET on October 2, 2012.

About Accelrys:
Accelrys (NASDAQ:ACCL), a leading scientific enterprise R&D software and services company, supports industries and organizations that rely on scientific innovation to differentiate themselves. The industry-leading Accelrys Enterprise Platform provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, analytical, development, and quality phases of product development. By incorporating capabilities in applications for modeling and simulation, enterprise lab management, workflow and automation, and workflow and automation, Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.
Headquartered in San Diego, Calif., Accelrys solutions are used by more than 1,300 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries and employs more than 200 full-time Ph.D. scientists. For more information about Accelrys, visit www.accelrys.com.

Forward-Looking Statements:
Statements contained in this press release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2012 and statements relating to the Company's long-term prospects and execution of its strategic growth and acquisition-related initiatives, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2012 and/or that the Company will not successfully execute its strategic growth and acquisition-related initiatives, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company's products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2011, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Accelrys, Inc.
Michael A. Piraino
Executive Vice President &
Chief Financial Officer
858-799-5200
Investor Relations
MKR Group
Charles Messman or Todd Kehrli
323-468-2300
accl@mkr-group.com

ACCELRYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
License and subscription revenue	21,399	$18,587	$43,096	$38,067
Maintenance on perpetual licenses	9,128	8,581	18,619	16,395
Content	3,032	4,272	6,575	8,320
Professional services and other	4,835	2,286	9,543	5,544
Total revenue	38,394	33,726	77,833	68,326
Cost of revenue:
Cost of revenue	10,017	8,566	19,895	18,215
Amortization of completed technology	2,074	2,037	4,155	4,074
Total cost of revenue	12,091	10,603	24,050	22,289
Gross profit	26,303	23,123	53,783	46,037
Operating expenses:
Product development	9,747	8,402	19,299	16,937
Sales and marketing	13,813	12,339	27,678	25,828
General and administrative	4,367	3,960	8,893	8,341
Business consolidation, transaction and restructuring costs (recoveries)	(21)	2,418	609	4,020
Purchased intangible asset amortization	2,118	2,394	4,213	4,788
Total operating expenses	30,024	29,513	60,692	59,914
Operating loss	(3,721)	(6,390)	(6,909)	(13,877)
Royalty and other income, including gain on sale of real estate, net	3,613	1,837	5,244	4,117
Loss before taxes	(108)	(4,553)	(1,665)	(9,760)
Income tax expense (benefit)	412	(33)	1,109	474
Net loss	$(520)	$(4,520)	$(2,774)	$(10,234)
Net loss per share
Basic and diluted net loss per share	$(0.01)	$(0.08)	$(0.05)	$(0.18)

Weighted average shares used to compute net loss per share	55,596	55,424	55,690	55,474

ACCELRYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2012	June 30, 2011
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$167,069	$143,624
Trade receivables, net	19,235	40,706
Notes receivable	34,798	34,720
Other assets, net[2]	181,348	188,836
Total assets	$402,450	$407,886
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	21,619	36,582
Deferred revenue, including current portion[3]	95,922	86,012
Deferred gain, including current portion[4]	25,974	25,974
Non-current liabilities, excluding deferred revenue and deferred gain[5]	10,872	10,634
Total stockholders’ equity	248,063	248,684
Total liabilities and stockholders’ equity	$402,450	$407,886

1Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable securities, net of current portion; and Restricted cash.
2Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.
3Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion.
4Total deferred gain consists of the following line items in our consolidated balance sheet: Current portion of deferred gain on sale of intellectual property; and Deferred gain on sale of intellectual property, net of current portion.
5Noncurrent liabilities, excluding deferred revenue and deferred gain consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion and Lease-related liabilities, net of current portion.